UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

(Exact name of Registrant as specified in its charter)

            Delaware                0-14187                  94-2940208

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Consolidated Capital Institutional Properties/3, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in Tamarac Village, LLC, a Delaware limited liability company (the “Company”), which owns Tamarac Village Apartments, a 564-unit apartment complex located in Denver, Colorado. On October 5, 2009, the Company obtained a second mortgage loan (the “Second Mortgage”) in the principal amount of $2,600,000 on Tamarac Village Apartments.  The Second Mortgage bears interest at a fixed interest rate of 6.48% per annum and requires monthly payments of principal and interest of approximately $16,000, beginning December 1, 2009 through the July 1, 2021 maturity date, at which time a balloon payment of approximately $2,113,000 is due. The Company may prepay the Second Mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty.

In connection with the Second Mortgage, the Company also agreed to certain modifications on the existing mortgage loan encumbering Tamarac Village Apartments.  The modification includes a fixed interest rate of 7.45% per annum and monthly payments of principal and interest of approximately $110,000, commencing December 1, 2009, through the maturity date of July 1, 2021, at which time a balloon payment of approximately $13,201,000 is due. The previous terms provided for a fixed interest rate of 7.45% per annum and monthly payments of principal and interest of approximately $169,000 through the maturity date of July 1, 2021, at which date the mortgage was scheduled to be fully amortized. The Company may prepay the first mortgage loan at any time subject to a prepayment penalty.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of each respective lender if an event of default, as defined in the applicable loan agreements, occurs.  Events of default include: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Company.

The foregoing description is qualified in its entirety by the Multifamily Note; Multifamily Deed of Trust, Assignment of Rents and Security Agreement; Guaranty; Amended and Restated Multifamily Note (Recast Transaction); Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Recast Transaction); and Amended and Restated Guaranty (Recast Transaction), copies of which are filed as exhibits 10.80, 10.81, 10.82, 10.83, 10.84 and 10.85 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s General Partner has determined that the net proceeds will be used for repayment of amounts due to affiliates.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.80       Multifamily Note, dated October 5, 2009, between Tamarac Village, LLC, a Delaware limited liability company and Capmark Bank, a Utah industrial bank.

10.81       Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated October 5, 2009, between Tamarac Village, LLC, a Delaware limited liability company and Capmark Bank, a Utah industrial bank.

10.82       Guaranty, dated October 5, 2009, between AIMCO Properties, L.P., a Delaware limited partnership, and Capmark Bank, a Utah industrial bank.

10.83       Amended and Restated Multifamily Note (Recast Transaction), dated October 5, 2009, between Tamarac Village, LLC, a Delaware limited liability company and Federal Home Loan Mortgage Corporation.

10.84       Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Recast Transaction), dated October 5, 2009, between Tamarac Village, LLC, a Delaware limited liability company and Federal Home Loan Mortgage Corporation.

10.85       Amended and Restated Guaranty (Recast Transaction), dated October 5, 2009, between AIMCO Properties, L.P., a Delaware limited partnership, and Federal Home Loan Mortgage Corporation.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

By:  ConCap Equities, Inc.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: October 9, 2009